                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: June 10, 2003


                             TTR TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                   0-22055                 11-322367
(State or other Jurisdiction of      (Commission           (IRS Employer No.)
 Identification Incorporation)       File Number)

                              1091 Boston Post Road
                               Rye, New York 10580
                    (Address of Principal Executive Offices)

                                  914-921-4004
              (Registrant's Telephone Number, including Area Code)


                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On May 28, 2003, TTR Technologies, Inc. ("TTR Inc."), together with its wholly-owned subsidiary, TTR Technologies, Ltd. (collectively with TTR Inc., the "Company"), and Macrovision Corporation ("Macrovision"), together with its wholly-owned subsidiaries Macrovision Europe Ltd. ("Macrovision Europe") and Macrovision Israel Ltd. ("Macrovision Israel") consummated a transaction, pursuant to which Macrovision Europe and Macrovision Israel purchased all of the properties, rights, interests and other tangible and intangible assets that relate in any material respect to the copy protection and digital rights management business for audio programs of the Company, including the technologies underlying SAFEAUDIO and the tentatively named PALLADIUMCD product line. The consummation of the transaction also included the termination of the Alliance Agreement entered into by the Company and Macrovision in November 1999.

     Under the terms of the transaction, the consideration for the transaction was comprised of a cash payment of $5.05 million and the return to the Company of 1,880,937 shares of TTR Inc.'s Common Stock that Macrovision purchased in January 2000 for $4.0 million. The terms of the definitive agreement executed by the Company and Macrovision on November 4, 2002, called for the Company to receive a cash payment of between $4.85 million and $5.25 million, depending on whether the Company obtained various consents and releases with respect to certain of the assets to be sold by the Company to Macrovision. The Company and Macrovision have mutually agreed that based on the consents and releases the Company had obtained as of May 28, 2003, that the cash payment would be $5.05 million, that the cash payment was final and not subject to adjustment, and that the Company has no further obligation to obtain any further consents or releases.

     As a result of the consummation of the transaction, the Company has ceased to be engaged in the business being transferred to Macrovision Europe and Macrovision Israel which is the only business that the Company has been actively engaged in since its inception in 1994. The company is currently evaluating several potential future opportunities.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(b)  Pro Forma Financial Information

UNAUDITED PRO FORMA FINANCIAL DATA

     The following unaudited pro forma financial data is based on the Company's historical financial statements. The pro forma statements of operations data have been prepared assuming the Asset Sale was completed as of January 1, 2002 for the year ended December 31, 2002, and as of January 1, 2003 for the three-month period ended March 31, 2003. The pro forma balance sheet data has been prepared assuming the Asset Sale was completed on March 31, 2003. The pro forma financial data and notes thereto should be read in conjunction with the Company's historical audited and unaudited financial statements. The unaudited pro forma financial data is based upon certain assumptions and estimates of management that are subject to change. The pro forma financial data is presented for illustrative purposes only and is not necessarily indicative of any future results of operations or the results that might have occurred if the asset sale had actually occurred on the indicated date.


                                       THREE MONTHS ENDED MARCH 31, 2003                    YEAR ENDED DECEMBER 31, 2002
                                ----------------------------------------------     ----------------------------------------------


                                 HISTORICAL       PRO FORMA        PRO FORMA        HISTORICAL       PRO FORMA        PRO FORMA
                                                 ADJUSTMENTS      AS ADJUSTED                       ADJUSTMENTS      AS ADJUSTED
                                                 TRANSACTIONS                                       TRANSACTIONS
                                                      (1)                                                (1)
                                ------------     ------------     ------------     ------------     ------------     ------------
STATEMENTS OF
OPERATIONS DATA
Operating revenues              $         --     $         --     $         --     $         --     $         --     $         --
Operating expenses:

   Research and development               --               --               --          701,629         (637,629)          64,000

   Sales and marketing                    --               --               --          159,486          (75,486)          84,000

   General and administrative        558,654         (100,000)         458,654        3,050,620         (902,000)       2,148,620

   Stock-based compensation            3,202               --            3,202           35,251               --           35,251

   Bad debt expense                       --               --               --          161,000               --          161,000
                                ------------     ------------     ------------     ------------     ------------     ------------
      Total operating expenses       561,856         (100,000)         461,856        4,107,986       (1,615,115)       2,492,871
                                ------------     ------------     ------------     ------------     ------------     ------------

Income (loss) from operations       (561,856)         100,000         (461,856)      (4,107,986)       1,615,115       (2,492,871)

Other (income) expenses, net          (1,470)      (5,733,578)      (5,735,048)       1,136,765       (5,809,328)      (4,672,563)
                                ------------     ------------     ------------     ------------     ------------     ------------

Net income (loss)               $   (560,386)    $  5,833,578     $  5,273,192     $ (5,244,751)    $  7,424,443     $  2,179,692
                                ============     ============     ============     ============     ============     ============
Net income (loss) per
share-basic and diluted         $       (.03)                     $        .32     $       (.29)                     $        .14
                                ============                      ============     ============                      ============

Shares used in per share
calculation                       18,261,567                        16,380,630       17,827,893                        15,944,131
                                ============                      ============     ============                      ============


                                                                                MARCH 31, 2003
                                                           ----------------------------------------------------------

                                                              HISTORICAL            PRO FORMA         PRO FORMA AS
                                                                                   ADJUSTMENTS          ADJUSTED
                                                                                   TRANSACTIONS
                                                                                        (2)
                                                           ------------------     ---------------    ----------------
BALANCE SHEET DATA
ASSETS
     Current assets:
     Cash and cash equivalents                             $         232,593     $      5,050,000  $       5,282,593

     Note receivable, officer                                         33,333                  ---             33,333

     Prepaid expenses and other current assets                        43,686                  ---             43,686
                                                           ------------------    ----------------- ------------------
                        Total current assets                         309,612            5,050,000          5,359,612

     Property and equipment, net                                      18,564                  ---             18,564

     Investment in ComSign, Ltd.                                         ---                  ---                ---

     Note receivable, officer                                         33,334                  ---             33,334

     Other assets                                                      6,300                  ---              6,300
                                                           ------------------    ----------------- ------------------

                        Total assets                       $         367,810     $      5,050,000  $       5,417,810
                                                           ==================    ================= ==================

LLIABILITIES AND STOCKHOLDERS' EQUITY  (DEFICIT)
     Current liabilities:

     Accounts payable                                      $         604,012     $            ---  $         604,012

     Accrued expenses                                                 66,051               50,000            116,051
                                                           ------------------    ----------------- ------------------
                        Total current liabilities                    670,063               50,000            720,063

     Stockholders' equity (deficit)                                 (302,253)           5,000,000          4,697,747
                                                           ------------------    ----------------- ------------------
     Total liabilities and stockholders' equity (deficit)  $         367,810     $      5,050,000  $       5,417,810
                                                           ==================    ================= ==================

     The unaudited pro forma financial information, as of and for the three-month period ended March 31, 2003, and as of and for the year ended December 31, 2002, gives effect to the following pro forma adjustments:

     (1) To give effect to the statements of operations for the estimated decrease in operating expenses associated with the Company's copy protection and digital rights management business, which comprised the sole business that the Company was engaged in. Since the copy protection and digital rights management business comprised the Company's anticipated revenue source, the pro forma adjustments reflect significant estimated expense reductions, including the elimination of research and development expenses and, sales and marketing costs excluding certain severance pay and related tax provisions. Estimated general and administrative pro forma adjustments reflect the minimum personnel level in line with the Company's projected staffing infrastructure along with additional expenses for certain severance pay and consulting expenses.

     The pro forma adjustments include the gain on the Asset Sale comprised of the total sales price of approximately $5,700,000 less the cost basis of any and all assets included in the sale. The pro forma adjustments also include an increase in interest income resulting from the net sales proceeds available for investment purposes.

     (2) To give effect to the Company's balance sheet, with pro forma adjustments that include the following:

     o Increase in cash from the net sale proceeds (note that transaction costs are treated as additional accrued liabilities in this pro forma presentation).

     o Any property and equipment relating to assets that were sold in conjunction with the wind-down of the Company's subsidiary are included in the December 31, 2002 historical figures.

     o Increase in accrued expenses relating to estimated accrued transaction expenses. The estimated transaction costs include advisory, legal and accounting.

     o Increase in stockholders' equity (deficit) reflecting an approximate $5,700,000 gain on the sale. A decrease in stockholders' equity (deficit) of approximately $650,000 in value for the return of 1,880,937 shares of the Company's common stock to its treasury. A decrease in stockholders' equity (deficit) associated with accrued expenses of $50,000.

COMPARATIVE PER SHARE DATA

     The following tables set forth certain historical per share data and unaudited pro forma per share data to reflect the Asset Sale. The pro forma data is not necessarily indicative of the Company's actual or future operating results or of its financial position that would have occurred or will occur in conjunction with the Asset Sale. The data presented below should be read in conjunction with the unaudited pro forma financial data set forth under "Unaudited Pro Forma Financial Data" and the separate historical financial statements. Historical and pro forma book value per share is calculated by dividing stockholders' equity (deficit) at the end of the period by the number of shares of Common Stock outstanding at the end of the period.

                                                           FISCAL YEAR         THREE MONTHS
                                                              ENDED               ENDED
                                                           DECEMBER 31,          MARCH 31,
                                                               2002                2003
                                                        ------------------   ------------------
Net Earnings (Loss) Per Share -- Basic and Diluted
                                 Historical Data             $  (.29)            $   (.03)
                                 Pro Forma Data              $   .14             $    .32

                                                          MARCH 31, 2003
                                                        ------------------
Book Value Per Share
                                 Historical Data             $  (.02)
                                 Pro Forma Data              $   .29

(c)  Exhibits:

     2.1 Asset Purchase Agreement, dated as of November 4, 2002, by and among TTR Technologies, Inc., TTR Technologies, Ltd., Macrovision Corporation and Macrovision Europe Ltd. which is incorporated herein by reference from that certain Schedule 14A filed by the Company on December 10, 2002.

     2.2 Amendment to Asset Purchase Agreement, dated as of May 28, 2003, by and among TTR Technologies, Inc., TTR Technologies, Ltd., Macrovision Corporation, Macrovision Europe Ltd. and Macrovision Israel Ltd.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  June 10, 2003                           TTR TECHNOLOGIES, INC.


                                               By:  /s/ Daniel C. Stein
                                                    ------------------------
                                                    Daniel C. Stein
                                                    Chief Executive Officer